SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2017, our Board of Directors approved Consulting Agreements with our newly-appointed Directors, Gerry David and Kevin Harrington, as more fully described in Section 5.02, below.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2017, the Board of Directors appointed Gerry David and Kevin Harrington as new members of our Board of Directors.

Gerry David is currently the CEO of Gerry David & Associates LLC, where he provides guidance and knowledge to start-up, turnaround and fast growth companies. From October 2011 through March 2017, he was CEO and President of Celsius Holdings, where he led the turnaround of a public global beverage company. From July 2008 through November 2011, he was Executive Vice President of Oragenics Inc., a public biotech company, where he created the consumer products group. From April 2006 through July 2008, he was President and COO of VAXA International, a leader in the natural products industry. From April 2005 through April 2006, we has COO of Cyberwize.com, where he was responsible for day to day operations, including marketing, IT, warehousing, fulfillment, customer service, product development, and human resources and compliance. His earlier experience includes serving as President and COO of Vitarich Labs, a contract private label manufacturer of nutriceuticals; COO of direct marketing company Oxyfresh Worldwide; COO of Life Science Technologies; Executive Vice President International of Home Shopping Network Direct; Director Eastern Operations for Sequent Computer; Director Business Development for GTE Data Services; and President of Hospitality Systems Inc.

Kevin Harrington currently operates a private consulting firm where he works with companies to increase distribution, analyze electronic retailing opportunities, effectively market on digital, social media, TV, radio, or print, source manufacturing, and establish celebrity relationships. He is also an Original Shark on the ABC hit, Emmy winning TV show, "Shark Tank." In addition, he is the inventor of the infomercial As Seen On TV Pioneer. He is also a Co-Founder of the Electronic Retailers Association (ERA), a global direct to consumer organization, and a Co-Founder of the Entrepreneurs Organization (EO). Mr. Harrington got his start as a young entrepreneur in the early 80's, when he launched Quantum International, a company which grew into a $500 million per year business listed on the New York Stock Exchange. Entrepreneur Magazine has called him one of the Top Entrepreneurs of Our Time.

Our newly-appointed Directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. Concurrent with their appointments to the board, we entered into Consulting Agreements with both Gerry David and Kevin Harrington. The Consulting Agreements provide that each of the new Directors will receive a consulting salary of $8,000 per month, with an additional $16,000 annually for their service as members of the board. In addition, pursuant to the Consulting Agreements, we granted each new Director immediately vested options to purchase 7,000,000 shares of our common stock at a price of $0.045 per share. The agreements also provide for each new Director to received vested options to purchase an additional 2,000,000 shares of our common stock at a price of $0.045 per share on November 1, 2017. The initial term of each Consulting Agreement is two years.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement with Gerry David
10.2	Consulting Agreement with Kevin Harrington

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: May 12, 2017

By: /s/ Michael R. Welch

Michael R. Welch

President and Chief Executive Officer

3